UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2009
3DIcon Corporation
 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	333-143761 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 3, 2009, Vivek Bhaman resigned as President, Chief Operating Officer and Treasurer of 3DIcon Corporation (the “Company”).   Mr. Bhaman’s resignation shall be effective immediately. In connection with his resignation, the Company agreed to waive certain provisions of Mr. Bhaman’s employment agreement which prevented him from continuing to serve as a Director of the Company following the termination of his employment.  Accordingly, Mr. Bhaman shall continue to serve as a Director of the Company.

On February 9, 2009, the Board of Directors of the Company appointed James N. Welsh to serve as the Company’s Interim Chief Operating Officer and Interim Treasurer.  His appointment shall be effective as of March 1, 2009.  Mr. Welsh is 66 years old.  He is the founder and principal of Welsh & Associates, a consulting firm which provides financial and management consulting services.  He also currently serves as the interim president of TriCord Hurricane Holdings, Inc.  In addition, Mr. Welsh served as Chief Financial Officer of Global Safety Labs, Inc. from January, 2007 through August, 2007.  He also served as the Chief Financial Officer of American Container Net, Inc. from October, 2003 through August, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3DIcon Corporation

Dated: February 9, 2009	By:	/s/ Martin Keating
Name: Martin Keating
Title: Chief Executive Officer